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INDEPENDENT AUDITORS' CONSENT
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We consent to the incorporation by reference in Registration Statement
No. 33-89082 and No. 33-97900 of Washington Federal, Inc. on Form S-8 of our report dated October 19, 1999, incorporated by reference in this Annual Report on Form 10-K of Washington Federal, Inc. for the year ended
September 30, 1999.


/s/ DELOITTE & TOUCHE LLP
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DELOITTE & TOUCHE LLP

Seattle, Washington
December 27, 1999